UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 5, 2025

TETRA TECH, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19655	95-4148514
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3475 East Foothill Boulevard, Pasadena, California 91107

(Address of principal executive office, including zip code)

(626) 351-4664

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TTEK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 5, 2025, Tetra Tech, Inc. (the “Company”) entered a Fourth Amended and Restated Credit Agreement, among the Company, Tetra Tech Canada Holding Corporation, Tetra Tech UK Holdings Limited, Tetra Tech Australia Group Holdings Pty Ltd, Bank of America, N.A., as administrative agent (the “Administrative Agent”) and the lenders party thereto (the “Credit Agreement”). The Credit Agreement provides for (a) a fully funded $250 million senior secured term loan facility (the “5-Year Term Loan Facility”), (b) a $600 million revolving credit facility (the “Revolving Credit Facility”), of which up to $20,000,000 is available as swingline loans and up to $100,000,000 as letters of credit and (c) a fully funded $250 million senior secured term loan facility (the “3-Year Term Loan Facility” together with the 5-Year Term Loan Facility, the “Term Loan Facilities”), and provides for the ability to obtain additional commitments under the Revolving Credit Facility or add one or more tranches of senior secured term loan facilities in an aggregate amount of up to $400 million at the Company’s request, subject to the agreement of one or more new or existing lenders to provide such additional amounts and certain other customary conditions. Loans under the Revolving Credit Facility may be advanced in U.S. dollars and up to $400,000,000 of such loans may be advanced in certain foreign currencies, including euros, Australian dollars, Canadian dollars and pounds sterling.

The 5-Year Term Loan Facility is subject to quarterly amortization of principal at (i) beginning with the fiscal quarter ending September 30, 2027 through and including the fiscal quarter ending June 30, 2028, 5% annually and (ii) beginning with the fiscal quarter ending September 30, 2028 and thereafter, 10% annually. The 3-Year Term Loan Facility is not subject to any amortization payments of principal. The Company may borrow on the Revolving Credit Facility, at its option, at either (a) a daily secured overnight financing rate (“SOFR”) or term SOFR rate plus a margin that ranges from 1.00% to 1.75% per annum, or (b) a base rate for loans in U.S. dollars (the highest of the U.S. federal funds rate plus 0.50% per annum, the bank’s prime rate or the adjusted SOFR rate plus 1.00% (the “Base Rate”)) plus a margin that ranges from 0% to 0.75% per annum. An unused commitment fee accrues in respect of the Revolving Credit Facility at a per annum rate equal to daily unused Revolving Credit Facility commitments times a rate that ranges from 0.125% to 0.20%. The 5-Year Term Loan Facility is subject to the same interest rate provisions. Interest on the 3-Year Term Loan Facility is payable, at the Company’s option, at either (a) an adjusted SOFR rate plus a margin that ranges from 0.875% to 1.625% per annum, or (b) the Base Rate for loans in U.S. dollars plus a margin that ranges from 0% to 0.625% per annum. In each case, the applicable margin and the unused commitment fee rate is based on the Company’s Consolidated Leverage Ratio (as defined below), calculated quarterly. The 5-Year Term Loan Facility and the Revolving Facility mature on May 3, 2030 and the 3-Year Term Loan Facility matures on May 5, 2028, or, in each case, earlier at the Company’s discretion upon payment in full of loans and other obligations.

The Credit Agreement contains certain affirmative and restrictive covenants, and customary events of default. The financial covenants provide for (a) a maximum consolidated leverage ratio of 3.50 to 1.00, which is calculated as a ratio of (i) Consolidated Funded Indebtedness (as defined in the Credit Agreement), minus up to $75.0 million of earnout obligations payable in connection with permitted acquisitions, to (ii) Consolidated EBITDA (as defined in the Credit Agreement), each on a consolidated basis (the “Consolidated Leverage Ratio”), subject to an increase of the Consolidated Leverage Ratio to 4.00 to 1.00 in connection with acquisitions with aggregate consideration of $50 million or more if the Company satisfies certain requirements and (b) a minimum Consolidated Interest Coverage Ratio of 3.00 to 1.00, which is calculated as a ratio of (i) Consolidated EBITDA to (ii) Consolidated Interest Charges (as defined in the Credit Agreement), each on a consolidated basis. The Company’s obligations under the Credit Agreement are guaranteed by certain of the Company’s domestic subsidiaries and are secured by first priority liens on (i) the equity interests of certain of the subsidiaries of the Company, including those subsidiaries that are guarantors or borrowers under the Credit Agreement, and (ii) the accounts receivable, general intangibles and intercompany loans of our subsidiaries that are guarantors or borrowers.

The description of the Credit Agreement contained herein is qualified in its entirety by reference to the full text of the agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.02.	Results of Operations and Financial Condition.

On May 7, 2025, the Company reported its financial results for the second fiscal quarter ended March 30, 2025. A copy of the press release is attached to this report as Exhibit 99.1.

Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 above is incorporated by reference into this Item 3.03. Pursuant to the terms of the Credit Agreement, the Company’s ability to pay cash dividends on shares of its common stock will be subject to the Company being in compliance with the financial covenants set forth in the Credit Agreement.

Item 8.01.	Other Events.

On May 7, 2025, the Company announced that its Board of Directors has declared a $0.065 per share quarterly cash dividend. The dividend is payable on June 5, 2025 to stockholders of record as of the close of business on May 23, 2025.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Fourth Amended and Restated Credit Agreement dated as of May 5, 2025 among Tetra Tech, Inc., Tetra Tech Canada Holding Corporation, Tetra Tech UK Holdings Limited, Tetra Tech Australia Group Holdings Pty Ltd, Bank of America, N.A., as Administrative Agent and the lenders party thereto.*

99.1	Press Release, dated May 7, 2025, reporting the financial results for Tetra Tech’s second fiscal quarter ended March 30, 2025, and the declaration of a quarterly cash dividend.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules or exhibits to the Commission or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Tetra Tech has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA TECH, INC.

Date:	May 7, 2025	By:	/s/ DAN L. BATRACK
Dan L. Batrack
Chairman and Chief Executive Officer

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